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                                                                     EXHIBIT 3.3


                                     BYLAWS

                                       OF

                                      IRORI



                               ARTICLE I - OFFICES


        Section 1. The principal executive offices of IRORI, a California corporation (the "Corporation"), shall be at such place inside or outside the State of California as the Board of Directors may determine from time to time.

        Section 2. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.

                       ARTICLE II - SHAREHOLDERS' MEETINGS

        Section 1. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held between 30 and 120 days following the end of the fiscal year of the Corporation and at such place as may be determined by the Board of Directors. If the annual meeting of the shareholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these Bylaws.

        Section 2. Special Meetings. Special meetings of the shareholders, for any purpose whatsoever, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board, the President, or by the Board of Directors, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the Corporation.

        Section 3. Place. All meetings of the shareholders shall be at any place within or without the State of California designated either by the Board of Directors or by written consent of the holders of a majority of the shares entitled to vote thereat, given either before or after the meeting. In the absence of any such designation, shareholders' meetings shall be held at the

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principal executive office of the Corporation.

        Section 4. Notice. Notice of meetings of the shareholders of the Corporation shall be given in writing to each shareholder entitled to vote, either personally or by first-class mail (unless the Corporation has 500 or more shareholders determined as provided by the California Corporations Code on the record date for the meeting, in which case notice may be sent by third-class mail) or other means of written communication, charges prepaid, addressed to the shareholder at his address appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. Notice of any such meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten (10) (or, if sent by third-class mail, 30) nor more than 60 days before the meeting. Said notice shall state the place, date and hour of the meeting and, (1) in the case of special meetings, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of annual meetings, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to Section 601(f) of the California Corporations Code any proper matter may be presented at the meeting for shareholder action, and
(3) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by management for election.

        Section 5. Adjourned Meetings. Any shareholders' meeting may be adjourned from time to time by the vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy. Notice of any adjourned meeting need not be given unless a meeting is adjourned for forty-five
(45) days or more from the date set for the original meeting.

        Section 6. Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the shares entitled to vote at any meeting constitutes a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present



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may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

        In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted, except as provided above.

        Section 7. Consent to Shareholder Action. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that (1) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given as required by the California Corporations Code, and (2) directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

        Any written consent may be revoked by a writing received by the Secretary of the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

        Section 8. Waiver of Notice. The transactions of any meeting of shareholders, however called and noticed, and whenever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes



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thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 9. Voting. The voting at all meetings of shareholders need not be by ballot, but any qualified shareholder before the voting begins may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the shareholder voting and the number of shares voted by such shareholder, and if such ballot be cast by a proxy, it shall also state the name of any such proxy.

        At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed in a writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, unless the writing states that it is irrevocable and satisfies Section 705(e) of the California Corporations Code, in which event it is irrevocable for the period specified in said writing and said Section 705(e).

        Section 10. Record Dates. In the event the Board of Directors fixes a day for the determination of shareholders of record entitled to vote as provided in Section 1 of Article V of these Bylaws, then, subject to the provisions of the General Corporation Law of the State of California only persons in whose name shares entitled to vote stand on the stock records of the Corporation at the close of business on such day shall be entitled to vote.

        If no record date is fixed:

        The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

        The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be



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the day on which the first written consent is given; and

        The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

        A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

        Section 11. Cumulative Voting for Election of Directors. Provided the candidate's name has been placed in nomination prior to the voting and one or more shareholders has given notice at the meeting prior to the voting of the shareholder's intent to cumulate the shareholder's votes, every shareholder entitled to vote at any election for directors shall have the right to cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder shall think fit. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.



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                        ARTICLE III - BOARD OF DIRECTORS

        Section 1. Powers. Subject to any limitations in the Articles of Incorporation or these Bylaws and to any provision of the California Corporations Code requiring shareholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised, under the ultimate direction of the Board of Directors.

        Section 2. Number, Tenure and Qualifications. The authorized number of directors of this Corporation shall be not less than three (3) nor more than five (5), the exact number of directors to be fixed from time to time within such limit by a duly adopted resolution of the Board of Directors or shareholders. The exact number of directors presently authorized shall be three
(3) until changed within the limits specified above by a duly adopted resolution of the Board of Directors or shareholders.

        Directors shall hold office until the next annual meeting of shareholders and until their respective successors are elected. If any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Directors need not be shareholders.

        Section 3. Regular Meetings. A regular annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide for other regular meetings from time to time by resolution.

        Section 4. Special Meetings. Special meetings of the Board of Directors may be called at



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any time by the Chairman of the Board, or the President, or any Vice President,
or the Secretary, or any two (2) directors. Written notice of the time and place of all special meetings of the Board of Directors shall be delivered personally or by telephone or telegraph to each director at least forty-eight (48) hours before the meeting, or sent to each director by first-class mail, postage prepaid, at least four (4) days before the meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto, or at its commencement, the lack of notice to such Director.

        Section 5. Place of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of California, which has been designated in the notice, or if not stated in the notice or there is no notice, the principal executive office of the Corporation or as designated by the resolution duly adopted by the Board of Directors.

        Section 6. Participation by Telephone. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

        Section 7. Quorum. A majority of the directors shall constitute a quorum. In the absence of a quorum, a majority of the directors present may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the reconvened meeting to the directors who were not present at the time of adjournment.

        Section 8. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority


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of the required quorum for such meeting.

        Section 9. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 10. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

        Section 11. Removal. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony. The entire Board of Directors or any individual director may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

        In the event an office of a director is so declared vacant or in case the Board or any one or more directors be so removed, new directors may be elected at the same meeting.



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        Section 12. Resignations. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

        Section 13. Vacancies. Except for a vacancy created by the removal of a director, all vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the shareholders. Vacancies created by the removal of a director may be filled only by approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.

        Section 14. Compensation. No stated salary shall be paid directors, as such, for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 15. Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of



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members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the Corporation, except with respect to (a) the approval of any action requiring shareholders' approval or approval of the outstanding shares, (b) the filling of vacancies on the Board or any committee, (c) the fixing of compensation of directors for serving on the Board or a committee, (d) the adoption, amendment or repeal of Bylaws, (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable, (f) a distribution to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board, and (g) the appointment of other committees of the Board or the members thereof.




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                              ARTICLE IV - OFFICERS

        Section 1. Number and Term. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer, all of which shall be chosen by the Board of Directors. In addition, the Board of Directors may appoint a Chairman of the Board, one or more Vice Presidents and such other officers as may be deemed expedient for the proper conduct of the business of the Corporation, each of whom shall have such authority and perform such duties as the Board of Directors may from time to time determine. The officers to be appointed by the Board of Directors shall be chosen annually at the regular meeting of the Board of Directors held after the annual meeting of shareholders and shall serve at the pleasure of the Board of Directors. If officers are not chosen at such meeting of the Board of Directors, they shall be chosen as soon thereafter as shall be convenient. Each officer shall hold office until his successor shall have been duly chosen or until his removal or resignation.

        Section 2. Inability to Act. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

        Section 3. Removal and Resignation. Any officer chosen by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of all the members of the Board of Directors.

        Any officer chosen by the Board of Directors may resign at any time by giving written notice of said resignation to the Corporation. Unless a different time is specified therein, such resignation shall be effective upon its receipt by the Chairman of the Board, the President, the Secretary or the Board of Directors.

        Section 4. Vacancies. A vacancy in any office because of any cause may be filled by the



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Board of Directors for the unexpired portion of the term.

        Section 5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board.

        Section 6. President. The President shall be the general manager and chief executive officer of the Corporation, subject to the control of the Board of Directors, and as such shall preside at all meetings of shareholders, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and shareholders, and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors.

        Section 7. Vice President. In the absence of the President, or in the event of such officer's death, disability or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their selection, or in the absence of any such designation, then in the order of their selection, shall perform the duties of President, and when so acting, shall have all the powers and be subject to all restrictions upon the President. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

        Section 8. Secretary. The Secretary shall see that notices for all meetings are given in accordance with the provisions of these Bylaws and as required by law, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to such office, or as are properly required by the President or by the Board of Directors.

        The Assistant Secretary or the Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, or in the event of such officer's refusal to act, perform



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the duties and exercise the powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

        Section 9. Chief Financial Officer. The Chief Financial Officer may also be designated by the alternate title of "Treasurer." The Chief Financial Officer shall have custody of all moneys and securities of the Corporation and shall keep regular books of account. Such officer shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of such officer, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. Such officer shall perform all duties incident to such office or which are properly required by the President or by the Board of Directors.

        The Assistant Chief Financial Officer or the Assistant Chief Financial Officers, in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

        Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

        Section 11. Officers Holding More than One Office. Any two or more offices may be held by the same person.

                            ARTICLE V - MISCELLANEOUS

        Section 1. Record Date and Closing of Stock Books. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of



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and to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

        The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a shareholders' meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

        Section 2. Certificates. Certificates of stock shall be issued in numerical order and each shareholder shall be entitled to a certificate signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying to the number of shares owned by such shareholder. Any or all of the signatures on the certificate may be facsimile. Prior to the due presentment for registration of transfer in the stock transfer book of the Corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of California.

        Section 3. Representation of Shares in Other Corporations. Shares of other corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairman of the Board, the President or any



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Vice President and the Chief Financial Officer or the Secretary or an Assistant
Secretary.

        Section 4. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December.

        Section 5. Annual Reports. The Annual Report to shareholders, described in the California Corporations Code, is expressly waived and dispensed with.

        Section 6. Amendments. Bylaws may be adopted, amended, or repealed by the vote or the written consent of shareholders entitled to exercise a majority of the voting power of the Corporation. Subject to the right of shareholders to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors, except that a Bylaw amendment thereof changing the authorized number of directors may be adopted by the Board of Directors only if these Bylaws permit an indefinite number of directors and the Bylaw or amendment thereof adopted by the Board of Directors changes the authorized number of directors within the limits specified in these Bylaws.

        Section 7. Indemnification of Corporate Agents. The Corporation shall indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person's having been made or having threatened to be made a party to a proceeding to the fullest extent permissible by the provisions of Section 317 California Corporations Code. The indemnification provided by this section shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation of the Corporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors



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and administrators of the person.

        Expenses incurred by a director of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant sections of the California Corporations Code.

                       ARTICLE VI - RIGHT OF FIRST REFUSAL

        No shareholder shall sell, assign, pledge, or in any manner transfer any of the shares of stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

        (a) If the shareholder desires to sell or otherwise transfer any of his shares of stock, then the shareholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

        (b) For thirty (30) days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the shareholder, the corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Article VI, the price



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shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or, with consent of the shareholder, a lesser portion of the shares, it shall give written notice to the transferring shareholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

        (c) The corporation may assign its rights hereunder.

        (d) In the event the corporation and/or its assignee(s) elect to acquire any of the shares of the transferring shareholder as specified in said transferring shareholder's notice, the Secretary of the corporation shall so notify the transferring shareholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the corporation receives said transferring shareholder's notice; provided that if the terms of payment set forth in said transferring shareholder's notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring shareholder's notice.

        (e) In the event the corporation and/or its assignee(s) do not elect to acquire all of the shares specified in the transferring shareholder's notice, said transferring shareholder may, within the sixty-day period following the expiration of the option rights granted to the corporation and/or its assignee(s) herein, transfer the shares specified in said transferring shareholder's notice which were not acquired by the corporation and/or its assignee(s) as specified in said transferring shareholder's notice. All shares so sold by said transferring shareholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

        (f) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this bylaw:

            (1) A shareholder's transfer of any or all shares held either during such



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shareholder's lifetime or on death by will or intestacy to such shareholder's immediate family or to any custodian or trustee for the account of such shareholder or such shareholder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother or sister of the shareholder making such transfer.

            (2) A shareholder's bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw.

            (3) a shareholder's transfer of any or all of such shareholder's shares to the corporation or to any other shareholder of the corporation.

            (4) A shareholder's transfer of any or all of such shareholder's shares to a person who, at the time of such transfer, is an officer or director of the corporation.

            (5) A corporate shareholder's transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate shareholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate shareholder.

            (6) A corporate shareholder's transfer of any or all of its shares to any or all of its shareholders.

            (7) A transfer by a shareholder which is a limited or general partnership to any or all of its partners or former partners.

        In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with this bylaw.

        (g) The provisions of this bylaw may be waived with respect to any transfer either by the corporation, or upon duly authorized action of its Board of Directors, or by the shareholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring shareholder). This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the shareholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

        (h) Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions and provisions of this bylaw are strictly observed and followed.

        (i) The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur.

            (1) On 10 years; or

            (2) Upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

        (j) The certificates representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

        "The shares represented by this certificate are subject to a right of first refusal option in favor of the corporation and/or its assignee(s), as provided in the bylaws of the corporation".




                [Remainder of This Page Intentionally Left Blank]

        I, Craig S. Andrews, Secretary of IRORI, a California corporation, do hereby certify that the foregoing Bylaws of IRORI, are the duly adopted Bylaws of said Corporation as they are in effect on the date hereof.



        IN WITNESS WHEREOF, I have hereunto subscribed my name this 25th day of April, 1995.



                                                /s/ Craig Andrews
                                            -----------------------------------
                                             Craig S. Andrews, Secretary

                               AMENDMENT TO BYLAWS

                                       OF

                         IRORI, a California corporation

                            Certificate of Secretary



        The undersigned does hereby certify that:

        I am the duly qualified and acting Secretary of IRORI, a duly organized and existing California corporation (the "Corporation").

        The following is a true copy of a resolution duly adopted by unanimous written consent of the directors of the Corporation effective October 9, 1995 and approved by the shareholders of the Corporation effective October 9, 1995, which appears in the minute book of the Corporation:

        RESOLVED, that Article III, Section 2, Paragraph One of the Bylaws of the Corporation be amended to read in its entirety as set forth below, such amendment to be effective upon the issuance and sale of shares of Series A Preferred Stock.

                "Section 2. Number, Tenure and Qualifications. The authorized number of directors of this Corporation shall not be less than three (3) nor more than five (5), the exact number of directors to be fixed from time to time within such limit by a duly adopted resolution of the Board of Directors or shareholders. The exact number of directors presently authorized shall be five
                (5) until changed within the limits specified above by a duly adopted resolution of the Board of Directors or shareholders."

        The foregoing amendment to the Bylaws is in conformity with the Amended and Restated Articles of Incorporation and Bylaws of the Corporation, has never been modified or repealed, and will be in full force and effect upon the issuance and sale of shares of Series A Preferred Stock.

        IN WITNESS WHEREOF, I have executed this Amendment to Bylaws and affixed the seal of the Corporation on the 9th day of October, 1995.



                                          /s/ Craig Andrews
                                          -------------------------------------
                                          Craig S. Andrews, Secretary

                               AMENDMENT TO BYLAWS

                                       OF

                         IRORI, a California corporation

                            Certificate of Secretary



        The undersigned does hereby certify that:

        I am the duly qualified and acting Secretary of IRORI, a duly organized and existing California corporation (the "Corporation").

        The following is a true copy of a resolution duly adopted by unanimous written consent of the directors of the Corporation effective October 29, 1996 and approved by the shareholders of the Corporation effective October 29, 1996, which appears in the minute book of the Corporation:

        RESOLVED, that Article III, Section 2, Paragraph One of the Bylaws of the Corporation be amended to read in its entirety as set forth below, such amendment to be effective upon the issuance and sale of shares of Series B Preferred Stock.

                Section 2. Number, Tenure and Qualifications. The authorized number of directors of this Corporation shall not be less than five (5) nor more than seven (7), the exact number of directors to be fixed from time to time within such limit by a duly adopted resolution of the Board of Directors or shareholders. The exact number of directors presently authorized shall be seven (7) until changed within the limits specified above by a duly adopted resolution of the Board of Directors or shareholders.

        The foregoing amendment to the Bylaws is in conformity with the Amended and Restated Articles of Incorporation and Bylaws of the Corporation, has never been modified or repealed, and will be in full force and effect upon the issuance and sale of shares of Series B Preferred Stock.

        IN WITNESS WHEREOF, I have executed this Amendment to Bylaws on the 29th day of October, 1996.



                                            /s/ Craig Andrews
                                          -------------------------------------
                                          Craig S. Andrews, Secretary

                     CERTIFICATE OF AMENDMENT TO BYLAWS OF
                     DISCOVERY PARTNERS INTERNATIONAL, INC.


     The undersigned does hereby certify that:

     The undersigned is the duly elected and acting Secretary of Discovery Partners International, Inc., a duly organized and existing California corporation (the "Corporation").

     The following amendment was duly adopted by written consent of the Board of Directors of the Corporation effective as of May 8, 2000, which consent appears in the minute book of the Corporation:

     The following provision shall be incorporated into the Bylaws of the Corporation as Article VI, Section(f)(8):

          "Axys Pharmaceuticals, Inc.'s bona fide pledge of any shares with a commercial lending institution and Axys Pharmaceuticals, Inc.'s sale, assignment or transfer of any or all of its shares, to the extent that such sale, assignment or transfer is part of the enforcement against such shares of a security interest which Axys Pharmaceuticals, Inc. had, via a bona fide pledge, granted to such commercial lending institution, such sale, assignment or transfer need not be conducted in the manner set forth in this bylaw."

     The foregoing amendment of the Bylaws is in conformity with the Articles of Incorporation and the Bylaws of the Corporation, has never been modified or repealed and is now in full force and effect.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Bylaws and affixed the seal of the Corporation on the 8th day of May, 2000.


                                        /s/ Jack Fitzpatrick
                                        ------------------------------------
                                        Jack Fitzpatrick, Secretary